UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428-08	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 5, 2010, RBS Global, Inc. (“RBS Global”) and Rexnord LLC (“Rexnord” and, together with RBS Global, the “Companies”) issued a press release announcing the completion of their previously announced cash tender offer and consent solicitations (the “Tender Offers”) to purchase any and all of their outstanding 9.50% Senior Unsecured Notes due 2014 (the “2006 9.50% Notes”), 9.50% Senior Unsecured Notes due 2014 (the “2009 9.50% Notes”) and 8.875% Senior Unsecured Notes due 2016 (the “8.875% Notes”, and, together with the 2006 9.50% Notes and the 2009 9.50% Notes, the “Notes”). The Tender Offers expired at midnight EDT, on May 4, 2010 (the “Expiration Date”). As previously announced, the Companies received tenders from the holders of (i) $794,142,000 aggregate principal amount, or approximately 99.89%, of their 2006 9.50% Notes, (ii) $196,257,000 aggregate principal amount, or approximately 99.99%, of their 2009 9.50% Notes and (iii) $76,977,000 aggregate principal amount, or approximately 97.44%, of their 8.875% Notes prior to the expiration of the consent payment deadline on April 20, 2010 at 5 p.m., New York City time (the “Consent Date”). No additional Notes were tendered from the Consent Date to the Expiration Date.

For additional information concerning the foregoing, a copy of the press release dated May 5, 2010 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Text of press release, dated May 5, 2010.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, Rexnord LLC has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 5th day of May, 2010.

REXNORD LLC

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President, General Counsel and Secretary

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, RBS Global, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 5th day of May, 2010.

RBS GLOBAL, INC.

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release, dated May 5, 2010